UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2010

LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd. Richardson, Texas	75080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 497-5000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement
Amendment of Receivables Purchase Agreement
On November 19, 2010, Lennox Industries Inc. and LPAC Corp., wholly-owned subsidiaries of Lennox International Inc. (the “Company”), entered into Amendment No. 1 (the “Amendment”) to the Receivables Purchase Agreement, dated as of November 29, 2009 (the “Agreement”), with Victory Receivables Corporation, as a Purchaser, The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as a Liquidity Bank, and The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as Administrative Agent and the BTMU Purchaser Agent. The Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K filed on December 2, 2009.
The Amendment extends the scheduled termination date of the Agreement from November 24, 2010 to November 18, 2011. In addition, the Amendment provides that up to 5% of the eligible receivables under the Agreement may come from obligors that are non-U.S. persons. The Amendment further provides that no more than 2.5% of eligible receivables, or no more than half of the 5% basket for foreign eligible receivables, may come from obligors that are domiciled in non-OECD (Organisation for Economic Co-operation and Development) member countries. Previously, all eligible receivables were required to come from U.S. persons. The Amendment made no other significant changes to the Agreement.
The description of the terms of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Current Report as Exhibit 10.1, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Amendment No. 1 to Receivables Purchase Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: November 19, 2010	By:	/s/ Robert L. Villaseñor
		Name:	Robert L. Villaseñor
		Title:	Director, Securities Law and Assistant Secretary

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